                                                                    EXHIBIT 10.5







                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                                 WARREN L. BARE,

                            ITC HOLDING COMPANY, INC.

                                       AND

                              HEADHUNTER.NET, INC.

                            DATED AS OF JULY 15, 1998

                                    CONTENTS

ARTICLE 1. - CONTRIBUTION AND RECEIPT OF SHARES                                                            1

  1.1.     Contribution.                                                                                   1
  1.2.     Issuance of Shares of the Company's Capital Stock.                                              2
  1.3.     Time and Place of Closing.                                                                      2
  1.4.     Default by Any Contributor at the Closing.                                                      2
  1.5.     Legend on the Company's Capital  Stock.                                                         2

ARTICLE 2. - REPRESENTATIONS AND WARRANTIES OF BARE                                                        3

  2.1.     Organization, Standing, and Power of Sub                                                        3
  2.2.     Ownership of Sub Shares.                                                                        3
  2.3.     Authority; No Breach By Agreement.                                                              3
  2.4.     Capital Stock.                                                                                  3
  2.5.     Investments; Subsidiaries.                                                                      4
  2.6.     Financial Statements.                                                                           4
  2.7.     Absence of Undisclosed Liabilities.                                                             4
  2.8.     Absence of Certain Changes or Events.                                                           4
  2.9.     Tax Matters.                                                                                    4
  2.10.    Assets.                                                                                         5
  2.11.    Compliance with Laws.                                                                           5
  2.12.    Labor Relations.                                                                                5
  2.13.    Employee Benefit Plans.                                                                         5
  2.14.    Material Contracts.                                                                             6
  2.15.    Legal Proceedings.                                                                              7
  2.16.    Purchase for Investment; Accredited Investor Status.                                            7
  2.17.    Statements True and Correct.                                                                    7

ARTICLE 3. - REPRESENTATIONS AND WARRANTIES OF ITC                                                         7

  3.1.     Organization, Standing, and Power of ITC                                                        7
  3.2.     Ownership of ITC LLC Units.                                                                     8
  3.3.     Authority; No Breach By Agreement                                                               8
  3.4.     Units                                                                                           8
  3.5.     Legal Proceedings                                                                               8
  3.6.     Purchase for Investment; Accredited Investor Status                                             9
  3.7.     Statements True and Correct.                                                                    9

ARTICLE 4. - COVENANTS                                                                                     9

  4.1.     Covenants of Bare.                                                                              9
  4.2.     Covenants of ITC.                                                                              10

ARTICLE 5. - TERMINATION                                                                                  10

  5.1.     Termination.                                                                                   10
  5.2.     Effect of Termination.                                                                         10

ARTICLE 6. - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS; INDEMNIFICATION                                                                   10

ARTICLE 7. - REGISTRATION RIGHTS                                                                          10

ARTICLE 8. - MISCELLANEOUS                                                                                11

  8.1.     Definitions                                                                                    11
  8.2.     Expenses                                                                                       13
  8.3.     Entire Agreement                                                                               13
  8.4.     Amendments                                                                                     13
  8.5.     Assignment                                                                                     13
  8.6.     Notices                                                                                        13
  8.7.     Governing Law                                                                                  14
  8.8.     Severability                                                                                   14
  8.9.     Counterparts                                                                                   14

                             CONTRIBUTION AGREEMENT

               THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of this July 15, 1998, by and among Warren L. Bare, a resident of Georgia ("Bare"), ITC Holding Company, Inc., a Delaware corporation ("ITC"), and HeadHunter.NET, Inc., a Georgia corporation (the "Company"). Certain terms used in this Agreement are defined in Section 8.1 of this Agreement.

                                SECTION 351 PLAN

               This Agreement provides for the contribution to the Company of
(i) all of the issued and outstanding shares of capital stock of HNET, Inc., a Georgia corporation formerly known as HeadHunter.NET, Inc. ("Sub"), by Bare and
(ii) 2,750,000 preferred units of HeadHunters, L.L.C., a Delaware limited liability company ("HH LLC") by ITC, which constitutes 55% of all outstanding equity interests in HH LLC, in exchange for shares of the Company's capital stock as set forth in Exhibit 1 attached hereto. It is the intention of the parties to this Agreement that the transactions contemplated by this Agreement for federal income tax purposes shall qualify for treatment under Section 351 of the Internal Revenue Code.

               NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                 ARTICLE 1. - CONTRIBUTION AND RECEIPT OF SHARES

   1.1.   CONTRIBUTION.

      (a) BARE. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at the Closing Bare shall assign, transfer, convey and deliver to the Company, free and clear of all Liens, and the Company shall acquire from Bare (the "Bare Contribution"), all right, title and interest in and to 26,000 shares of common stock of Sub held by Bare (the "Sub Shares"). At Closing, Bare shall deliver to the Company certificate(s) representing the Sub Shares contributed by Bare hereunder, together with accompanying stock power(s) or instrument(s) of assignment, duly endorsed in blank for the transfer of the Sub Shares to the Company.

      (b) ITC. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at Closing, ITC shall assign, transfer, convey and deliver to the Company, free and clear of all Liens, and the Company shall acquire from ITC (the "ITC Contribution"), all right, title and interest of ITC in and to 2,750,000 preferred units of HH LLC held by ITC (the "ITC LLC Units"). At Closing, ITC shall deliver to the Company certificates or other documents representing the ITC LLC Units contributed by ITC hereunder, together with accompanying instrument(s) of assignment, duly endorsed in blank for the transfer of the ITC LLC Units to the Company.

   1.2.   ISSUANCE OF SHARES OF THE COMPANY'S CAPITAL STOCK.

      (a) BARE. Subject to the provisions of this Agreement, at Closing the Company shall deliver to Bare, in exchange for the Sub Shares, certificates representing the number of shares of each class of the Company's capital stock as set forth on Exhibit 1 hereto.

      (b) ITC. Subject to the provisions of this Agreement, at Closing, the Company shall deliver to ITC, in exchange for the ITC LLC Units, certificates representing the number of shares of each class of the Company's capital stock as set forth on Exhibit 1 hereto.

   1.3.   TIME AND PLACE OF CLOSING.

The Closing will take place on the Closing Date and shall be effective as of the close of business on such date. The place of Closing shall be at the offices of Alston & Bird LLP, located at One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, 30309 or at such other place as the parties hereto mutually agree.

   1.4.   DEFAULT BY ANY CONTRIBUTOR AT THE CLOSING.

If either Bare or ITC fails or refuses to deliver the Sub Shares or the ITC LLC Units, as the case may be, or if either fails or refuses to consummate any of the transactions described in this Agreement prior to or on the Closing Date, the non-defaulting party, at its option and without prejudice to its rights against any such defaulting party, may (i) acquire the shares of the Company's stock which it is entitled to acquire hereunder, (ii) delay the Closing while taking appropriate judicial action, or (iii) refuse to make such acquisition and thereby terminate all of its obligations hereunder without liability therefore. The parties acknowledge that the shares of the Company's capital stock, the Bare Contribution and the ITC Contribution are each unique and otherwise not available and agree that, in addition to any other remedies, the non-defaulting party may invoke any equitable remedies to enforce delivery of the shares of the Company's capital stock, the Bare Contribution or the ITC Contribution hereunder including, without limitation, any action or suit for specific performance.

   1.5.   LEGEND ON THE COMPANY'S CAPITAL STOCK.

Bare and ITC agree and understand that the shares of the Company's capital stock to be received hereunder have not been, and will not be, registered under the 1933 Act or the securities laws of any state, and that such shares may be sold or disposed of only in one or more transactions (i) registered under the 1933 Act and/or under any applicable state securities laws or (ii) exempt from the registration requirements of the 1933 act and/or applicable state securities laws. Bare and ITC understand and agree that each certificate representing shares of the Company's capital stock shall bear a restrictive legend that sets forth the applicable restrictions on each class of the Company's capital stock.

               ARTICLE 2. - REPRESENTATIONS AND WARRANTIES OF BARE

      Bare hereby represents and warrants to ITC and the Company as follows:

   2.1.   ORGANIZATION, STANDING, AND POWER OF SUB.

Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to lease, operate and own its assets, including 2,200,000 common units of HH LLC and 50,000 preferred units of HH LLC (collectively, the "Sub Units"), which comprise 45% of all outstanding equity interests in HH LLC.

2.2.    OWNERSHIP OF SUB SHARES.

Bare is the owner of all right, title and interest (legal and beneficial) in and to the Sub Shares, free and clear of any and all Liens of any nature whatsoever, except for ITC's right to purchase such shares pursuant to that certain Limited Liability Company Agreement dated October 30, 1997, as amended (the "Limited Liability Company Agreement"), which ITC waives pursuant to this Agreement. The consummation of the Bare Contribution pursuant to the provisions of this Agreement will transfer to the Company valid title to the Sub Shares free and clear of any and all Liens. No person or entity has any Contract or Right (whether preemptive or contractual) to purchase the Sub Shares or other capital stock of Sub.

2.3.    AUTHORITY; NO BREACH BY AGREEMENT.

        (a) Bare has duly executed and delivered this Agreement, and upon such execution and delivery, this Agreement constitutes a legal, valid, and binding obligation of Bare, enforceable against Bare in accordance with its terms, except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

        (b) Neither (i) Bare's execution and delivery of this Agreement nor (ii) his consummation of the transactions contemplated hereby, nor (iii) his compliance with any of the provisions hereof will (1) conflict with or result in a breach of any provision of Sub's Articles of Incorporation or Bylaws, (2) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any asset of Sub (including, without limitation, the Sub Units) or the Sub Shares under, any Contract of Sub or Bare, or (3) violate any law or order applicable to Sub or Bare or any assets of Sub or the Sub Shares.

        (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Bare or Sub of the transactions contemplated herein.

2.4.  CAPITAL STOCK.

As of the date hereof, the authorized capital stock of Sub consists of 50,000 shares of common stock, of which the Sub Shares are and will be the only issued and outstanding shares of common stock. There are no other outstanding shares of any capital stock of Sub. All of the Sub Shares are duly and validly issued and outstanding and are fully paid and nonassessable under the Georgia Business Corporation Code. None of the Sub Shares have been issued in violation of any preemptive rights of current or past shareholders of Sub. There are no outstanding options, warrants, securities or other rights which are exercisable for or convertible into shares of Sub's capital stock.

2.5.  INVESTMENTS; SUBSIDIARIES.

Except for a 45% equity interest in HH LLC, Sub holds no securities of any other entity and has no subsidiaries.

2.6.  FINANCIAL STATEMENTS.

Sub has provided to ITC and the Company copies of all Sub audited financial statements for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 and unaudited financial statements for the quarter ended June 30, 1998 prior to the date hereof and will deliver to ITC and the Company copies of all Sub financial statements prepared subsequent to the date hereof through the Closing Date. The Sub financial statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with GAAP and (ii) present or will present, as the case may be, fairly the financial position of Sub as of the dates indicated

2.7.  ABSENCE OF UNDISCLOSED LIABILITIES.

Sub has no Liabilities of the type normally reflected on a balance sheet or the notes thereto prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a material adverse effect on Sub, other than Liabilities which are accrued or reserved against in the financial statements of Sub previously delivered to ITC and the Company. Sub has not incurred or paid any Liability since December 31, 1997, of the type normally reflected on a balance sheet or the notes thereto prepared in accordance with GAAP.

2.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since December 31, 1997, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on Sub, and (ii) neither Sub nor Bare has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Bare provided in this Agreement.

2.9.  TAX MATTERS.

      (a) Sub is and has been a validly electing S corporation (as defined in Section 1371 of the Internal Revenue Code) since November 29, 1995. Other than the execution and delivery of this Agreement, Bare has not taken any actions which has or will result in the termination or revocation of Sub's S corporation status.

      (b) All Tax returns required to be filed by or on behalf of (i) Sub and
(ii) Bare in connection with any Tax returns required to be filed by Bare in connection with the Sub, have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on June 30, 1998, and on the date of the most recent fiscal year end immediately preceding the Closing, and all returns filed are complete and accurate. All Taxes shown on filed returns for Sub and Bare have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes of Sub. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (c) Neither Sub nor Bare has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (d) Sub and Bare are in compliance with all applicable information reporting and Tax withholding requirements under federal, state, and local Tax laws.

2.10. ASSETS.

Sub has good and marketable title to all of its assets free and clear of any and all Liens, including, without limitation, the Sub Units.

2.11. COMPLIANCE WITH LAWS.

Sub has been and is in compliance in all material respects with all applicable laws and orders of any court or governmental authorities applicable to it, its assets or its conduct of business.

2.12. LABOR RELATIONS.

Sub is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other unfair labor practice (as defined above) dispute involving Sub pending or threatened, nor, to the knowledge of Bare, is there any activity involving any of the employees of Sub seeking to certify a collective bargaining unit or engaging in any other organization activity.

2.13. EMPLOYEE BENEFIT PLANS.

      (a) Sub does not have and has never had any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, incentive, medical, vision, dental, health, life insurance, employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA (collectively, the "Sub Benefit Plans"). Sub does not now, and has never sponsored, in whole or in part, or contributed to any such "employee benefit plan" for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries. Sub has not adopted, maintained, sponsored, in whole or in part, or contributed to (i) a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code); (ii) a plan which is subject to Section 412 of the Internal Revenue Code; (iii) a plan which is subject to Title IV of ERISA; or (iv) a multi-employer plan within the meaning of Section 3(37) of ERISA.

      (b) Sub does not have any current or projected Liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of Sub.

      (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any current or former employee of Sub from Sub under any Sub Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Sub Benefit Plan; or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Sub that, individually or collectively, could give rise to the payment of any amount by Sub that would not be deductible pursuant to the terms of Section 280G of the Internal Revenue Code.

      (e) No tax under Section 4980B of the Internal Revenue Code has been incurred in respect of any Sub Benefit Plan that is a group health plan, as defined in Section 5000(b)(1) of the Internal Revenue Code.

2.14. MATERIAL CONTRACTS.

      (a) Sub is not a party to, or is bound or affected by, or receives benefits under, (i) any Contract which shall survive the Closing under which Sub has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $25,000, (ii) any Contract with Bare, (iii) any Contract (including the lease of real or personal property from or to third parties) providing for payments in excess of $25,000 per annum or in excess of $50,000 for the remaining term of the Contract, (iv) any Contract in which Sub is participating as a general partner or joint venturer, (v) any Contract concerning noncompetition, (vi) any written employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, and (vii) any Contract that is terminable upon a change in ownership of Sub.

      (b) With respect to each Sub material Contract (i) such material Contract is in full force and effect; (ii) Sub is not in Default thereunder; (iii) Sub has not repudiated or waived any material provision of any such Contract; and
(iv) no other party to any such Contract is, to the knowledge of Bare, in Default in any respect or has repudiated or waived any material provision thereunder.

      (c) With respect to any lease to which Sub is a party, (i) all rents and other amounts currently due thereunder have been paid; (ii) no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor or been requested by any lessee or sublessee; and (iii) Sub has not received any notice that it has breached any term, condition or covenant under any such lease.

      (d) All of the indebtedness of Sub for money borrowed is prepayable at any time by Sub without penalty or premium.

2.15. LEGAL PROCEEDINGS.

There is no Litigation instituted or pending, or, to the knowledge of Bare, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable material outcome) against (i) Sub, (ii) any asset, interest, or right of Sub, including, without limitation, the Sub Units, or (iii) the Sub Shares, nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Sub, any asset, interest or right of Sub, or the Sub Shares.

2.16. PURCHASE FOR INVESTMENT; ACCREDITED INVESTOR STATUS.

Bare is an "Accredited Investor" (as defined in Rule 501 of Regulation D promulgated under the 1933 Act) and is acquiring shares of the Company's capital stock for investment purposes and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of the Company's capital stock so acquired. Bare has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Company's capital stock. Bare is able to bear any economic risks associated with such investment in the Company for an indefinite period of time.

2.17. STATEMENTS TRUE AND CORRECT.

No statement, certificate, instrument, or other writing furnished or to be furnished by Bare or Sub or any Affiliate thereof to ITC or the Company pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               ARTICLE 3. - REPRESENTATIONS AND WARRANTIES OF ITC

      ITC hereby represents and warrants to Bare and the Company as follows:

3.1.  ORGANIZATION, STANDING, AND POWER OF ITC.

ITC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material assets, including the ITC LLC Units.

3.2.  OWNERSHIP OF ITC LLC UNITS.

ITC is the owner of all right, title and interest (legal and beneficial) in and to the ITC LLC Units free and clear of any and all Liens of any nature whatsoever, except for Bare's right to purchase such units pursuant to the Limited Liability Company Agreement, which Bare shall waive pursuant to this Agreement prior to Closing. The consummation of the ITC Contribution pursuant to the provisions hereof will transfer to the Company valid title to the ITC LLC Units free and clear of any and all Liens. No person or entity has any Contract or Right to purchase the ITC LLC Units.

3.3.  AUTHORITY; NO BREACH BY AGREEMENT.

      (a) ITC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ITC. This Agreement represents a legal, valid, and binding obligation of ITC, enforceable against ITC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither ITC's execution and delivery of this Agreement, nor ITC's consummation of the transactions contemplated hereby, nor ITC's compliance with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ITC's Certificate of Incorporation, or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on the Preferred Units of ITC under, any material Contract of ITC, or (iii) violate any law or order applicable to ITC or the ITC LLC Units.

      (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ITC of the transactions contemplated in this Agreement.

3.4.  UNITS.

As of the date hereof, the ITC LLC Units and the Sub Units are the only outstanding equity interests of HH LLC. Schedule 1 attached hereto is a true and accurate list that sets forth all options granted by HH LLC which are exercisable for common units of HH LLC. There are no other outstanding options or warrants or securities which are exercisable for or convertible into units of HH LLC.

3.5.  LEGAL PROCEEDINGS.

There is no Litigation instituted or pending or, to the knowledge of ITC, threatened against ITC relating to, or affecting in any way, the ITC LLC Units, nor are there any orders of any

Regulatory Authorities, other governmental authorities, or arbitrators outstanding against ITC relating to, or affecting in any way, the ITC LLC Units.

3.6.  PURCHASE FOR INVESTMENT; ACCREDITED INVESTOR STATUS.

ITC is an "Accredited Investor" and is acquiring shares of the Company's capital stock for investment purposes and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of the Company's capital stock so acquired. ITC has such knowledge and experience in financial and business matters that ITC is capable of evaluating the merits and risks of its investment in the Company's capital stock. ITC is able to bear any economic risks associated with such investment in the Company for an indefinite period of time.

3.7.  STATEMENTS TRUE AND CORRECT.

No statement, certificate, instrument or other writing furnished or to be furnished by ITC or any Affiliate thereof to Bare or the Company pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                             ARTICLE 4. - COVENANTS

4.1.  COVENANTS OF BARE.

      (a) Bare hereby consents to the ITC Contribution and waives any and all rights that Bare and Sub have or may have to acquire the ITC LLC Units pursuant to the Limited Liability Company Agreement or otherwise.

      (b) Bare shall not take any affirmative action to terminate or revoke Sub's S corporation status under the Internal Revenue Code.

      (c) As soon as reasonably practicable after the Closing Date, Bare shall timely file any and all Tax returns on behalf of himself and Sub for the short Tax year commencing January 1, 1998 and ending on the Closing Date related to the termination of operation of law of Sub's S corporation status.

      (d) Bare hereby waives any and all registration rights that Bare and Sub have or may have pursuant to the Limited Liability Company Agreement or otherwise (except for the registration rights granted hereunder).

4.2.  COVENANTS OF ITC.

      (a) ITC hereby consents to the Bare Contribution and waives any and all rights that ITC has or may have to acquire the Sub Units or Sub Shares pursuant to the Limited Liability Company Agreement or otherwise.

      (b) ITC hereby waives any and all registration rights that ITC may have pursuant to the Limited Liability Company Agreement or otherwise (except for the registration rights granted hereunder).

                            ARTICLE 5. - TERMINATION

5.1.  TERMINATION.

Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Contributions abandoned at any time prior to the Closing:

         (a) By mutual consent of Bare and ITC; or

         (b) By Bare or ITC (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other party of any representation, warranty or covenant contained in this Agreement which cannot be or has not been cured within 10 days after written notice was sent to such party of such breach.

5.2.  EFFECT OF TERMINATION.

In the event of the termination of this Agreement pursuant to this Section, this Agreement shall become void and have no effect.

              ARTICLE 6. - SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

      The respective representations, warranties, obligations, covenants, and agreements of the parties shall survive the Closing for a period of one year commencing from the Closing Date. Each party hereto shall indemnify (the "Indemnitor") the other party (the "Indemnitee") for any Liability incurred or any loss suffered by the Indemnitee which was caused by a breach of any representation, warranty or covenant set forth herein by the Indemnitor.

                        ARTICLE 7. - REGISTRATION RIGHTS

      If at any time the Company proposes to make a registered public offering of its common stock, no par value per share, under the 1933 Act other than (A) its initial public offering registered on Form S-1, or (B) an offering registered on Form S-8, Form S-4 or similar forms in connection with (i) the resale of shares issued to the Company's employees pursuant to the exercise of stock options granted by the Company or (ii) a business combination with another entity, the Company shall give written notice of the proposed registration to Bare and ITC not less than 30 days prior to the proposed filing date of the registration statement. At the written request of ITC or Bare within 15 days after receipt of such notice, the Company shall include in such registered offering all shares of common stock held by ITC and Bare that each has requested to be included in such offering; provided, however, that if the managing underwriters advise the Company in writing that, in their opinion, the number of shares requested to be included in such offering exceeds the number of shares that can be sold in the offering without adversely affecting the marketability of the offering, the Company will include in such registered offering the primary shares that the Company proposes to sell and then, if additional shares are to be sold in such offering, ITC and Bare shall each include their pro-rata number of shares based on the number of shares requested by them to be included in such offering.

                           ARTICLE 8. - MISCELLANEOUS

8.1.  DEFINITIONS.

      (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

      "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

      "AGREEMENT" shall mean this Contribution Agreement, including the Schedules and Exhibits delivered pursuant hereto and incorporated herein by reference.

      "CLOSING" shall mean the Closing of the transactions contemplated hereby.

      "CLOSING DATE" shall mean the date on which the Closing occurs.

      "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, law or order.

      "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

      "DEFAULT" shall mean (i) any breach or violation of or default under any Contract or Order, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract or Order, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract or Order.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

      "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

      "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof.

      "LITIGATION" shall mean any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

      "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "1933 ACT" shall mean the Securities Act of 1933, as amended.

      "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

      "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

      "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

8.2.  EXPENSES.

Each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

8.3.  ENTIRE AGREEMENT.

This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

8.4.  AMENDMENTS.

This Agreement may not be amended except by a writing signed by all parties hereto.

8.5.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of each other party. Any such attempt to assign this Agreement or the rights, interests or obligations hereunder without the other party's consent shall be void.

8.6.  NOTICES.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail (postage pre-paid) or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

      If to Bare:       c/o HeadHunter.NET, Inc.
                        6410 Atlantic Boulevard
                        Suite 160
                        Norcross, Georgia 30071
                        Telecopy No.: (770) 300-9298

      If to ITC:        ITC Holding Company, Inc.
                        1239 O.G. Skinner Drive
                        West Point, Georgia 31833
                        Telecopy No.: (706) 619-9720
                        Attention: Kimberley E. Thompson,
                                   General Counsel

8.7.  GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

8.8.  SEVERABILITY.

Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

8.9.  COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                         (signatures on following page)

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                         /s/ Warren L. Bare
                                        ----------------------------------------
                                        Warren L. Bare



                                        ITC HOLDING COMPANY, INC.

                                        By:   /s/ Bryan Adams
                                           -------------------------------------
                                           Name:  Bryan Adams
                                                --------------------------------
                                           Title: Chief Financial Officer
                                                 -------------------------------


                                        HEADHUNTER.NET, INC.

                                        By:   /s/ Warren L. Bare
                                           -------------------------------------
                                           Name:  Warren L. Bare
                                                --------------------------------
                                           Title: President
                                                 -------------------------------



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